July 23, 2025

Sonoco Reports Second Quarter 2025 Results

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value sustainable packaging, today reported financial results for the second quarter ended June 29, 2025.
Summary:

•Grew second quarter net sales to $1.9 billion, up 49.4% from the prior-year quarter primarily from acquisitions
•Reported second quarter GAAP net income attributable to Sonoco of $493 million, up from $91 million in the same period in 2024, and diluted earnings per share attributable to Sonoco of $4.96; $425 million of the increase, net of tax, was attributable to the sale of the Company’s Thermoformed and Flexibles Packaging and global Trident businesses (“TFP”) in April 2025 to TOPPAN Holdings Inc.
•Improved quarterly adjusted net income attributable to Sonoco by 7.4% year over year to $136 million, and reported adjusted diluted earnings per share of $1.37
•Achieved second quarter adjusted EBITDA of $328 million, up 25.1% from the prior-year quarter
•Generated $193 million of operating cash flow in the second quarter, and used $15 million of operating cash flow year-to-date
•Reduced total debt and net debt by approximately $1.7 billion and $1.9 billion, respectively, during the quarter, using divestiture proceeds and operating cash flow
•Delivered $15 million in favorable productivity from procurement savings, production efficiencies, and fixed cost reduction initiatives over the prior-year quarter
•Invested $94 million of net capital in future growth and productivity projects during Q2 2025
•Maintaining full year 2025 guidance for adjusted EBITDA of between $1.3 billion to $1.4 billion and updated expected adjusted diluted earnings per share to a target of approximately $6.00 or the low end of previous full-year guidance

*Note: References in today’s news release to consolidated “net sales,” “operating profit,” and “adjusted operating profit,” and Consumer Packaging “segment operating profit” and “segment adjusted EBITDA” along with the corresponding year-over-year comparable results, do not include results of TFP, which was sold in April 2025 and is being accounted for as discontinued operations in prior periods.

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Sonoco Reports Second Quarter 2025 Results - Page 2

Second Quarter 2025 Consolidated Results
(Dollars in millions except per share data)

	Three Months Ended			Six Months Ended
GAAP Results	June 29, 2025	June 30, 2024	Change	June 29, 2025	June 30, 2024	Change

Net sales[1]	$1,910	$1,279	49%	$3,620	$2,587	40%
Net sales related to discontinued operations	$—	$345	(100)%	$321	$674	(52)%
Operating profit[1]	$176	$96	83%	$303	$168	80%
Operating profit related to discontinued operations	$626	$45	1304%	$664	$84	686%
Net income attributable to Sonoco	$493	$91	443%	$548	$156	251%
EPS (diluted)	$4.96	$0.92	439%	$5.51	$1.57	251%

	Three Months Ended			Six Months Ended
Non-GAAP Results[2]	June 29, 2025	June 30, 2024	Change	June 29, 2025	June 30, 2024	Change

Adjusted operating profit[1]	$247	$142	74%	$460	$272	69%
Adjusted EBITDA	$328	$262	25%	$666	$507	31%
Adjusted net income attributable to Sonoco	$136	$127	7%	$273	$238	15%
Adjusted EPS (diluted)	$1.37	$1.28	7%	$2.74	$2.40	14%

[1]Excludes results of discontinued operations.

[2]See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable U.S. generally accepted accounting principles (“GAAP”) financial measures later in this release.

•Second quarter net sales of $1.9 billion reflect an increase of 49.4% compared to the corresponding prior-year quarter, driven by sales added from our Metal Packaging Europe, Middle East and Africa (“EMEA”) business following the December 4, 2024 acquisition of Titan Holdings I B.V. (“Eviosys”). Additionally, sales benefited from price increases implemented to offset inflation and tariffs and from the favorable impact of foreign exchange rates. Overall, the impact of changes in sales volumes (excluding the impact of the Eviosys acquisition) was essentially flat as solid Consumer Packaging segment volume growth was offset by year-over-year volume declines in Industrial Paper Packaging segment results.
•GAAP operating profit for the second quarter increased to $176 million due to operating profit from our Metal Packaging EMEA business, a positive price/cost environment, lower restructuring costs, and strong productivity from certain procurement savings, production efficiencies, and fixed cost reduction initiatives. These positive factors were partially offset by a negative product mix in certain businesses.
•Effective tax rates on GAAP net income attributable to Sonoco and adjusted net income attributable to Sonoco were 37.3% and 25.6%, respectively, in the second quarter, compared to 23.3% and 26.2%, respectively, in the same period in 2024.

“We continued to make progress on our transformation journey in the second quarter with the successful divestiture of TFP and the utilization of proceeds to substantially reduce leverage. We achieved strong growth in top-line and bottom-
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Sonoco Reports Second Quarter 2025 Results - Page 3
line performance along with margin expansion in the quarter even though results were impacted by global macroeconomic pressures and seasonal factors which affected consumer and industrial demand and higher than expected interest costs,” said Howard Coker, Sonoco President and Chief Executive Officer. “Consumer Packaging segment sales grew 110% and adjusted EBITDA jumped 115%. Most of the improvement came from the addition of Metal Packaging EMEA (Eviosys acquisition) along with strong performance from our Metal Packaging U.S. business which achieved greater than 10% growth in volume/mix in the quarter. Our Industrial Paper Packaging segment improved adjusted EBITDA by 16% and EBITDA margin by approximately 300 basis points driven by year-over-year improvement in price/cost and productivity.”

Second Quarter 2025 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer Packaging (“Consumer”) and Industrial Paper Packaging (“Industrial”), with all remaining businesses reported as All Other.

	Three Months Ended			Six Months Ended
Consumer	June 29, 2025	June 30, 2024	Change	June 29, 2025	June 30, 2024	Change

Net sales[1]	$1,227	$583	110%	$2,294	$1,165	97%
Segment operating profit[1]	$160	$74	117%	$301	$132	128%
Segment operating profit margin[1]	13%	13%		13%	11%
Segment Adjusted EBITDA[1,2]	$213	$99	115%	$403	$182	121%
Segment Adjusted EBITDA margin[1,2]	17%	17%		18%	16%

•Consumer segment net sales grew 110%, driven by sales attributable to Metal Packaging EMEA following the acquisition of Eviosys, strong year-over-year volume growth in Metal Packaging U.S., and the favorable impact of foreign exchange rates.
•Segment operating profit and segment adjusted EBITDA grew primarily as a result of profits from Metal Packaging EMEA, productivity improvements, and volume/mix gains in our U.S. metal packaging business.

	Three Months Ended			Six Months Ended
Industrial	June 29, 2025	June 30, 2024	Change	June 29, 2025	June 30, 2024	Change

Net sales	$588	$601	(2)%	$1,146	$1,194	(4)%
Segment operating profit	$81	$67	21%	$152	$133	15%
Segment operating profit margin	14%	11%		13%	11%
Segment Adjusted EBITDA[2]	$113	$98	16%	$215	$193	11%
Segment Adjusted EBITDA margin[2]	19%	16%		19%	16%
•Industrial segment net sales decreased 2% to $588 million as volume declined across the segment, and the loss of net sales related to the 2024 divestiture of two production facilities in China was only partially offset by year-over-year price increases and the favorable impact of foreign exchange rates.
•Segment operating profit margin increased to 14% and adjusted EBITDA margin increased to 19% due to the positive impact of price/cost and productivity from certain procurement savings, production efficiencies, and fixed cost reduction initiatives, which were only partially offset by lower volume/mix.

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Sonoco Reports Second Quarter 2025 Results - Page 4

	Three Months Ended			Six Months Ended
All Other	June 29, 2025	June 30, 2024	Change	June 29, 2025	June 30, 2024	Change

Net sales	$95	$95	—%	$180	$229	(21)%
Operating profit	$13	$14	(5)%	$25	$31	(19)%
Operating profit margin	14%	15%		14%	14%
Adjusted EBITDA[2]	$16	$17	(5)%	$30	$37	(19)%
Adjusted EBITDA margin[2]	17%	17%		17%	16%
•Net sales were flat as volume gains in temperature-assured packaging were essentially offset by lower volume from industrial plastics.
•Operating profit and adjusted EBITDA both declined 5% year over year due to lower volumes from industrial plastics and negative price/cost.

1Excludes results of discontinued operations.
2Segment and All Other adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.

Balance Sheet and Cash Flow Highlights

•Cash and cash equivalents, including discontinued operations, were $330 million as of June 29, 2025, compared to $443 million as of December 31, 2024, with the decrease primarily related to changes in net working capital.
•Total debt, including discontinued operations, and net debt were $5.4 billion and $5.1 billion, respectively, as of June 29, 2025, decreases of $(1.7) billion and $(1.5) billion compared to December 31, 2024, primarily related to the repayment of the outstanding $1.5 billion principal amount of borrowings under the Company’s 364-day term loan facility at the beginning of the second quarter using proceeds from the sale of TFP.
•On June 29, 2025, the Company had available liquidity of $1,225 million, comprising available borrowing capacity under its revolving credit facility of $895 million and cash on hand.
•Cash flow from operating activities for the six months ended June 29, 2025 was an outflow of $(15) million, compared to an inflow of $275 million in the same period of 2024. The main driver of the year-over-year change in operating cash flow was the increased seasonal need for working capital during the first half of the calendar year related to Metal Packaging EMEA. This working capital build is expected to reverse during the second half of the year.
•Capital expenditures, net of proceeds from sales of fixed assets, for the first half of 2025 were $186 million, compared to $179 million for the same period last year.
•Free Cash Flow for the first six months of 2025 was $(201) million compared to $96 million for the same period of 2024. Free Cash Flow is a non-GAAP financial measure. See the Company’s definition of Free Cash Flow, the explanation as to why it is used, and the reconciliation to net cash provided by operating activities later in this release.
•Dividends paid during the first half of the year ended June 29, 2025 increased to $104 million compared to $101 million in the same period of the prior year.

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Sonoco Reports Second Quarter 2025 Results - Page 5

Guidance(1)

Full-Year 2025
•Adjusted EPS(2) : target of approximately $6.00 or the lower end of previous guidance of $6.00 to $6.20
•Cash flow from operating activities: target of approximately $800 million or the lower end of previous guidance of $800 million to $900 million
•Adjusted EBITDA(2): $1,300 million to $1,400 million or in line with previous guidance

Commenting on the Company’s outlook, Sonoco’s Coker, said, “As we enter the second half of 2025, we are encouraged by our trajectory as we enter the busiest quarter of the year. We expect continued strong performance in our Consumer Packaging segment with our U.S. Metal Packaging operations capitalizing on commercial wins to organically grow above industry growth rates and with the continued integration of our new Metal Packaging EMEA operations which is projected to exceed our targeted synergy savings. Our iconic Rigid Paper Containers business is introducing new all-paper packaging for customers looking to differentiate their products on the shelf by exhibiting quality, sustainability and value. And our legacy Industrial Paper Packaging segment should have another strong quarter as it continues to benefit from improved market conditions while focusing on driving margin expansion through operational and commercial excellence initiatives.

“Finally, we remain mindful of external risks which are leading to global macroeconomic uncertainty that may affect our customers and consumers. We must remain flexible and focused on meeting the changing needs of our customers while consciously controlling costs, capital and reducing leverage while creating long-term value to our shareholders.”
(1)Sonoco’s 2025 guidance includes actual first quarter results from the TFP business. Guidance excludes any impact of potential divestitures. Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of tariffs, trade policy and inflation, the challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those described below, actual results could vary substantially. Further information can be found in the section entitled “Forward-looking Statements” in this release.

(2) Full year 2025 GAAP guidance is not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses from the sale of businesses or other assets, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, quantitative reconciliations of Adjusted EPS and Adjusted EBITDA guidance and net debt/Adjusted EBITDA targets to the nearest comparable GAAP measures have been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

Investor Conference Call Webcast
The Company will host a conference call to discuss the second quarter 2025 results. A live audio webcast of the call along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. A webcast replay will be available on the Company’s website for at least 30 days following the call.

Time:	Thursday, July 24, 2025, at 8:00 a.m. Eastern Time

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Sonoco Reports Second Quarter 2025 Results - Page 6

Audience Dial-In:
To listen via telephone, please register in advance at
https://registrations.events/direct/Q4I122823028

After registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

Webcast Link:	https://events.q4inc.com/attendee/793969096

Contact Information:
Roger Schrum
Interim Head of Investor Relations and Communications
roger.schrum@sonoco.com
843-339-6018
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Sonoco Reports Second Quarter 2025 Results - Page 7
About Sonoco
Sonoco (NYSE: SON) is a global leader in high-value sustainable metal and fiber consumer and industrial packaging. The Company is now a multi-billion-dollar enterprise with approximately 23,400 employees working in 285 operations in 40 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. Sonoco was proudly named one of America’s Most Trustworthy and Responsible Companies by Newsweek in 2025. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “achieve,” “anticipate,” “assume,” “believe,” “can,” “consider,” “committed,” “continue,” “could,” “develop,” “estimate,” “expect,” “forecast,” “focus,” “future,” “goal,” “guidance,” “intend,” “is designed to,” “likely,” “maintain,” “may,” “might,” “objective,” “ongoing,” “opportunity,” “outlook,” “persist,” “plan,” “positioned,” “possible,” “potential,” “predict,” “project,” “remain,” “seek,” “should,” “strategy,” “target,” “will,” “would,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including full year 2025 outlook and the anticipated drivers thereof; expectations regarding the need for working capital; the Company’s ability to support its customers and manage costs; opportunities for productivity and other operational improvements; price/cost, customer demand and volume outlook; expected benefits from divestitures, and the timing thereof; the effectiveness of the Company’s strategy and strategic initiatives, including with respect to capital expenditures, portfolio simplification and capital allocation priorities; the resilience of the Company’s portfolio; the effects of the changing macroeconomic environment, including trade policies and tariffs, on the Company, its supply chain and its customers, and the Company’s ability to manage risks related thereto; and the Company’s ability to generate continued value and return capital to shareholders.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

Such risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to execute on its strategy, including with respect to the integration of the Eviosys operations, divestitures, cost management, productivity improvements, restructuring and capital expenditures, and achieve the benefits it expects therefrom; conditions in the credit markets; the ability to retain key employees and successfully integrate Eviosys; the ability to realize estimated cost savings, synergies or other anticipated benefits of the Eviosys acquisition, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the Eviosys acquisition on relationships with clients and other third parties; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of changes in tariff or other trade policies or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflict between Russia and Ukraine as well as the economic sanctions related thereto, and the ongoing conflicts in the Middle East), and the Company’s ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation, changes related to tariffs or other trade policies and global regulations, as well as the overall uncertainty surrounding international trade relations; fluctuations in consumer demand, volume softness, and other macroeconomic factors on the Company and the industries in which it operates and that it serves; impact of changing laws and regulations, including the One Big
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Sonoco Reports Second Quarter 2025 Results - Page 8
Beautiful Bill Act in the United States, on the Company; the Company’s ability to meet its environmental, sustainability and similar goals; and to meet other social and governance goals, including challenges in implementation thereof; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

References to our Website Address

References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports Second Quarter 2025 Results - Page 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net sales	$1,910,441	$1,278,801	$3,619,669	$2,587,437
Cost of sales	1,504,164	993,558	2,859,705	2,031,029
Gross profit	406,277	285,243	759,964	556,408
Selling, general, and administrative expenses	218,775	175,947	427,838	343,530
Restructuring/Asset impairment charges	9,752	17,963	23,333	48,973
(Loss)/gain on divestiture of business and other assets	(2,083)	4,478	(6,266)	4,478
Operating profit	175,667	95,811	302,527	168,383
Non-operating pension costs	2,982	4,170	6,103	7,465
Interest expense	64,367	28,674	120,394	58,838
Interest income	4,122	3,059	11,470	6,192
Other (expense)/income, net	(6,559)	5,867	(13,076)	5,867
Income from continuing operations before income taxes	105,881	71,893	174,424	114,139
Provision for income taxes	39,500	16,756	60,647	24,627
Income before equity in earnings of affiliates	66,381	55,137	113,777	89,512
Equity in earnings of affiliates, net of tax	2,270	2,274	4,191	3,411
Net income from continuing operations	68,651	57,411	117,968	92,923
Net income from discontinued operations	424,548	33,540	429,720	63,301
Net income	493,199	90,951	547,688	156,224
Net loss/(income) from continuing operations attributable to noncontrolling interests	224	(110)	164	(158)
Net income from discontinued operations attributable to noncontrolling interests	—	(30)	—	(78)
Net income attributable to Sonoco	$493,423	$90,811	$547,852	$155,988

Weighted average common shares outstanding – diluted	99,539	99,241	99,453	99,199

Diluted earnings from continuing operations per common share	$0.69	$0.58	$1.19	$0.93
Diluted earnings from discontinued operations per common share	4.27	0.34	4.32	0.64
Diluted earnings attributable to Sonoco per common share	$4.96	$0.92	$5.51	$1.57
Dividends per common share	$0.53	$0.52	$1.05	$1.03

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Sonoco Reports Second Quarter 2025 Results - Page 10

CONDENSED STATEMENTS OF INCOME FOR DISCONTINUED OPERATIONS (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024

Net sales	$—	$344,678	$320,678	$673,585
Cost of sales	—	272,567	250,854	535,086
Gross profit	—	72,111	69,824	138,499
Selling, general, and administrative expenses	—	26,263	31,607	52,162
Restructuring/Asset impairment charges	—	1,287	426	1,895
Gain on divestiture of business and other assets	625,773	—	625,773	—
Operating profit	625,773	44,561	663,564	84,442
Other income, net	—	—	182	—
Interest expense	—	967	24,911	2,023
Interest income	—	497	281	922
Income from discontinued operations before income taxes	625,773	44,091	638,752	83,341
Provision for income taxes	201,225	10,551	209,032	20,040
Net income from discontinued operations	424,548	33,540	429,720	63,301
Net income from discontinued operations attributable to noncontrolling interests	—	(30)	—	(78)
Net income attributable to discontinued operations	$424,548	$33,510	$429,720	$63,223
Weighted average common shares outstanding – diluted	99,539	99,241	99,453	99,199
Diluted earnings from discontinued operations per common share	$4.27	$0.34	$4.32	$0.64

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Sonoco Reports Second Quarter 2025 Results - Page 11

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net sales:
Consumer Packaging	$1,227,033	$583,051	$2,293,626	$1,164,721
Industrial Paper Packaging	588,239	600,770	1,145,948	1,193,830
Total reportable segments	1,815,272	1,183,821	3,439,574	2,358,551
All Other	95,169	94,980	180,095	228,886
Net sales	$1,910,441	$1,278,801	$3,619,669	$2,587,437

Operating profit:
Consumer Packaging	$160,353	$73,756	$301,124	$132,323
Industrial Paper Packaging	81,231	66,958	152,355	132,802
Segment operating profit	241,584	140,714	453,479	265,125
All Other	13,109	13,865	25,035	30,990
Corporate
Restructuring/Asset impairment charges	(9,752)	(17,963)	(23,333)	(48,973)
Amortization of acquisition intangibles	(44,193)	(17,479)	(86,154)	(35,373)
(Loss)/Gain on divestiture of business and other assets	(2,083)	4,478	(6,266)	4,478
Acquisition, integration, and divestiture-related costs	(11,161)	(22,092)	(38,427)	(27,596)
Other corporate costs	(7,755)	(12,634)	(18,853)	(23,722)
Other operating (charges)/income, net	(4,082)	6,922	(2,954)	3,454
Operating profit	$175,667	$95,811	$302,527	$168,383

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Sonoco Reports Second Quarter 2025 Results - Page 12

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 29, 2025	June 30, 2024

Net income	$547,688	$156,224
Net (gain)/loss on asset impairments, disposition of assets and divestiture of business and other assets	(612,543)	11,509
Depreciation and amortization	250,967	180,045
Pension and postretirement plan contributions, net of non-cash expense	(1,727)	(282)
Changes in working capital	(263,420)	(29,202)
Changes in tax accounts	142,031	(5,048)
Other operating activity	(77,649)	(37,757)
Net cash (used)/provided by operating activities	(14,653)	275,489

Purchases of property, plant and equipment, net	(186,393)	(179,361)
Proceeds from the sale of business, net	1,814,930	81,517
Cost of acquisitions, net of cash acquired*	16,528	(3,281)
Net debt repayments	(1,668,876)	(71,244)
Cash dividends	(103,558)	(101,310)
Payments for share repurchases	(10,576)	(9,162)
Other inflow/(outflow), including effects of exchange rates on cash	39,338	(4,352)
Net decrease in cash and cash equivalents	(113,260)	(11,704)
Cash and cash equivalents at beginning of period	443,060	151,937
Cash and cash equivalents at end of period	$329,800	$140,233
*During 2025, the Company received $16,528 in a final net working capital settlement related to the acquisition of Eviosys.

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Sonoco Reports Second Quarter 2025 Results - Page 13

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	June 29, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$329,800	$431,010
Trade accounts receivable, net of allowances	1,055,765	907,526
Other receivables	211,963	175,877
Inventories	1,283,234	1,016,139
Prepaid expenses	155,856	197,134
Current assets of discontinued operations	—	450,874
Total Current Assets	3,036,618	3,178,560
Property, plant and equipment, net	2,883,135	2,718,747
Right of use asset-operating leases	318,036	307,688
Goodwill	2,678,045	2,525,657
Other intangible assets, net	2,755,292	2,586,698
Other assets	299,298	226,130
Noncurrent assets of discontinued operations	—	964,310
Total Assets	$11,970,424	$12,507,790
Liabilities and Shareholders’ Equity
Current Liabilities:
Payable to suppliers and other payables	$1,815,248	$1,734,955
Notes payable and current portion of long-term debt	436,880	2,054,525
Accrued taxes	171,046	6,755
Current liabilities of discontinued operations	—	242,056
Total Current Liabilities	2,423,174	4,038,291
Long-term debt, net of current portion	4,986,643	4,985,496
Noncurrent operating lease liabilities	268,181	258,735
Pension and other postretirement benefits	183,926	180,827
Deferred income taxes and other	857,667	644,317
Noncurrent liabilities of discontinued operations	—	113,911
Total equity	3,250,833	2,286,213
	$11,970,424	$12,507,790

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Sonoco Reports Second Quarter 2025 Results - Page 14
NON-GAAP FINANCIAL MEASURES

The Company’s results, determined in accordance with U.S. generally accepted accounting principles (“GAAP”), are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (referred to as “non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures, which are identified using the term “adjusted” (for example, “adjusted operating profit,” “adjusted net income attributable to Sonoco,” and “adjusted diluted EPS”), reflect adjustments to the Company’s GAAP operating results to exclude amounts, including the associated tax effects where applicable, relating to:
•restructuring/asset impairment charges1;
•acquisition, integration and divestiture-related costs;
•gains or losses from the divestiture of businesses and other assets;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments;
•derivative gains/losses;
•other non-operating income and losses; and
•certain other items, if any.

1Restructuring and restructuring-related asset impairment charges are a recurring item as the Company’s restructuring programs usually require several years to fully implement, and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of the amounts related to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.

In addition to the “adjusted” results described above, the Company also uses Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt and Net Leverage. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation and amortization expense; non-operating pension costs; net income/loss attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses and other assets; acquisition, integration and divestiture-related costs; other income; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Net debt is defined as the total of the Company’s short and long-term debt less cash and cash equivalents. Net leverage is defined as Net Debt divided by Adjusted EBITDA.
Adjusted EBITDA by segment is reconciled to the closest GAAP measure of segment profitability, segment operating profit as the Company does not calculate net income by segment. Segment operating profit is the measure of segment profit or loss reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance in accordance with Accounting Standards Codification 280 - “Segment Reporting,” as prescribed by the Financial Accounting Standards Board.
Segment results, which are reviewed by the Company’s management to evaluate segment performance, do not include the following: restructuring/asset impairment charges; amortization of acquisition intangibles; acquisition, integration and divestiture-related costs; changes in LIFO inventory reserves; gains/losses from the sale of businesses or other assets; gains/losses from derivatives; or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments and the All Other group of businesses, except for costs related to discontinued operations.
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Sonoco Reports Second Quarter 2025 Results - Page 15

The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to GAAP, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.

The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.

Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever reviewing a non-GAAP financial measure, investors are encouraged to review and consider the related reconciliation to understand how it differs from the most directly comparable GAAP measure.

Free Cash Flow
The Company uses the non-GAAP financial measure of “Free Cash Flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free Cash Flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.
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Sonoco Reports Second Quarter 2025 Results - Page 16
QUARTERLY RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures for the three-month periods ended June 29, 2025 and June 30, 2024.

Adjusted Operating Profit, Adjusted Income Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted Earnings Per Share (“EPS”)

	For the three-month period ended June 29, 2025
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$175,667	$105,881	$39,500	$493,423	$4.96
Acquisition, integration and divestiture-related costs[2]	11,161	11,161	2,120	9,041	0.09
Changes in LIFO inventory reserves	1,193	1,193	291	902	0.01
Amortization of acquisition intangibles	44,193	44,193	9,401	34,792	0.35
Restructuring/Asset impairment charges	9,752	9,752	2,197	7,173	0.07
Loss/(Gain) on divestiture of business	2,083	2,083	514	(422,979)	(4.25)
Non-operating pension costs	—	2,982	761	2,221	0.02
Net losses from derivatives	2,154	2,154	548	1,606	0.02
Other adjustments[3]	735	735	(9,201)	9,936	0.10
Total adjustments	71,271	74,253	6,631	(357,308)	(3.59)
Adjusted	$246,938	$180,134	$46,131	$136,115	$1.37
Due to rounding, individual items may not sum appropriately.
[1] Operating profit, income before income taxes, and provision for income taxes exclude results related to discontinued operations of $625,773, $625,773 and $201,225, respectively.
[2] Acquisition, integration and divestiture-related costs relate mostly to the Company’s December 2024 acquisition of Eviosys and the divestiture of TFP, which was completed on April 1, 2025.
[3] Other adjustments include discrete tax items primarily related to tax rate changes on accumulated other comprehensive income (“AOCI”) and rate differences between non-U.S. jurisdictions related to acquisitions/divestitures.

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Sonoco Reports Second Quarter 2025 Results - Page 17

	For the three-month period ended June 30, 2024
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$95,811	$71,893	$16,756	$90,811	$0.92
Acquisition, integration and divestiture-related costs	22,092	22,092	5,656	16,563	0.17
Changes in LIFO inventory reserves	(1,418)	(1,418)	(356)	(1,062)	(0.01)
Amortization of acquisition intangibles	17,479	17,479	4,336	16,975	0.17
Restructuring/Asset impairment charges	17,963	17,963	2,862	16,116	0.16
Gain on divestiture of business	(4,478)	(4,478)	1,222	(5,700)	(0.06)
Other income, net	—	(5,867)	—	(5,867)	(0.06)
Non-operating pension costs	—	4,170	1,032	3,138	0.03
Net gains from derivatives	(3,485)	(3,485)	(876)	(2,609)	(0.03)
Other adjustments	(2,019)	(1,598)	(20)	(1,608)	(0.01)
Total adjustments	46,134	44,858	13,856	35,946	0.36
Adjusted	$141,945	$116,751	$30,612	$126,757	$1.28
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income before income taxes, and provision for income taxes exclude results related to discontinued operations of $44,561, $44,091 and $10,551, respectively.

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Sonoco Reports Second Quarter 2025 Results - Page 18

Adjusted EBITDA[1]
	Three Months Ended
Dollars in thousands	June 29, 2025	June 30, 2024

Net income attributable to Sonoco	$493,423	$90,811
Adjustments:
Interest expense	64,367	29,640
Interest income	(4,122)	(3,555)
Provision for income taxes	240,725	27,307
Depreciation and amortization	129,475	89,486
Non-operating pension costs	2,982	4,170
Net (loss)/income attributable to noncontrolling interests	(224)	140
Restructuring/Asset impairment charges	9,752	19,250
Changes in LIFO inventory reserves	1,193	(1,418)
Gain on divestiture of business	(623,690)	(4,478)
Acquisition, integration and divestiture-related costs	11,161	22,269
Other income, net	—	(5,867)
Net losses/(gains) from derivatives	2,154	(3,485)
Other non-GAAP adjustments	735	(2,056)
Adjusted EBITDA	$327,931	$262,214
1Adjusted EBITDA is calculated on a total Company basis, including both continuing operations and discontinued operations.

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Sonoco Reports Second Quarter 2025 Results - Page 19

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended June 29, 2025
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$160,353	$81,231	$13,109	$(79,026)	$175,667
Adjustments:
Depreciation and amortization[1]	52,801	29,838	2,643	44,193	129,475
Other expense[2]	—	—	—	(6,559)	(6,559)
Equity in earnings of affiliates, net of tax	170	2,100	—	—	2,270
Restructuring/Asset impairment charges[3]	—	—	—	9,752	9,752
Changes in LIFO inventory reserves[4]	—	—	—	1,193	1,193
Acquisition, integration and divestiture-related costs[5]	—	—	—	11,161	11,161
Loss on divestiture of business[6]	—	—	—	2,083	2,083
Net loss from derivatives[7]	—	—	—	2,154	2,154
Other non-GAAP adjustments	—	—	—	735	735
Segment Adjusted EBITDA	$213,324	$113,169	$15,752	$(14,314)	$327,931

Net Sales	$1,227,033	$588,239	$95,169
Segment Operating Profit Margin	13.1%	13.8%	13.8%
Segment Adjusted EBITDA Margin	17.4%	19.2%	16.6%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $38,333, the Industrial segment of $5,655, and the All Other group of businesses of $205.
2These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle primarily within the Consumer segment.
3Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $1,479, the Industrial segment of $8,228, and the All Other group of businesses of $5.
4Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $1,193.
5Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $1,137 and the Industrial segment of $213.
6Included in Corporate is a $2,083 loss on the sale of a recycling facility in Asheville, North Carolina associated with the Industrial segment.
7Included in Corporate are net losses from derivatives associated with the Consumer segment of $208, the Industrial segment of $1,864, and the All Other group of businesses of $82.

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Sonoco Reports Second Quarter 2025 Results - Page 20

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended June 30, 2024
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$73,756	$66,958	$13,865	$(58,768)	$95,811
Adjustments:
Depreciation and amortization[1]	25,232	28,641	2,717	17,479	74,069
Equity in earnings of affiliates, net of tax	35	2,239	—	—	2,274
Restructuring/Asset impairment charges[2]	—	—	—	17,963	17,963
Changes in LIFO inventory reserves[3]	—	—	—	(1,418)	(1,418)
Acquisition, integration and divestiture-related costs[4]	—	—	—	22,092	22,092
Gain on divestiture of business[5]	—	—	—	(4,478)	(4,478)
Net gains from derivatives[6]	—	—	—	(3,485)	(3,485)
Other non-GAAP adjustments	—	—	—	(2,019)	(2,019)
Segment Adjusted EBITDA	$99,023	$97,838	$16,582	$(12,634)	$200,809

Net Sales	$583,051	$600,770	$94,980
Segment Operating Profit Margin	12.7%	11.1%	14.6%
Segment Adjusted EBITDA Margin	17.0%	16.3%	17.5%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $11,042, the Industrial segment of $6,231, and the All Other group of businesses of $206.
2Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $9,876, the Industrial segment of $7,737, and the All Other group of businesses of $214.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(462) and the Industrial segment of $(956).
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Industrial segment of $215.
5Included in Corporate are gains from the divestiture of businesses, including $(1,250) from the sale of the S3 business, part of the Industrial segment, and $(3,228) from the sale of the Protective Solutions business (“Protexic”), part of the All Other group of businesses.
6Included in Corporate are net gains from derivatives associated with the Consumer segment of $(540), the Industrial segment of $(2,278), and the All Other group of businesses of $(667).

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Sonoco Reports Second Quarter 2025 Results - Page 21
YEAR-TO-DATE RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures for the six-month period ended June 29, 2025 and June 30, 2024.

Adjusted Operating Profit, Adjusted Income Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted Earnings Per Share (“EPS”)

	For the six-month period ended June 29, 2025
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$302,527	$174,424	$60,647	$547,852	$5.51
Acquisition, integration and divestiture-related costs[2]	38,427	38,427	8,757	39,336	0.40
Changes in LIFO inventory reserves	1,755	1,755	433	1,322	0.01
Amortization of acquisition intangibles	86,154	86,154	19,005	66,936	0.67
Restructuring/Asset impairment charges	23,333	23,333	5,397	17,888	0.18
Loss/(Gain) on divestiture of business[3]	6,266	6,266	886	(419,168)	(4.21)
Non-operating pension costs	—	6,103	1,559	4,544	0.05
Net gains from derivatives	(795)	(795)	(196)	(599)	(0.01)
Other adjustments[4]	1,994	1,994	(9,804)	14,844	0.14
Total adjustments	157,134	163,237	26,037	(274,897)	(2.77)
Adjusted	$459,661	$337,661	$86,684	$272,955	$2.74
Due to rounding, individual items may not sum appropriately.
[1] Operating profit, income before income taxes, and provision for income taxes exclude results related to discontinued operations of $663,564, $638,752, and $209,032, respectively.
[2] Acquisition, integration and divestiture related costs relate mostly to the Company’s December 2024 acquisition of Eviosys and April 2025 divestiture of TFP.
[3] Loss/(gain) on divestiture of business primarily consists of the gain on the sale of the Company’s Thermoformed and Flexibles Packaging business, included in “Net income from discontinued operations” in the Company’s Condensed Consolidated Statements of Income.

[4] Other adjustments include discrete tax items primarily related to tax rate changes on AOCI and rate differences between non-U.S. jurisdictions related to acquisitions/divestitures.
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Sonoco Reports Second Quarter 2025 Results - Page 22

	For the six-month period ended June 30, 2024
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP) [1]	$168,383	$114,139	$24,627	$155,988	$1.57
Acquisition, integration and divestiture-related costs	27,596	27,596	7,064	20,772	0.21
Changes in LIFO inventory reserves	(987)	(987)	(248)	(739)	(0.01)
Amortization of acquisition intangibles	35,373	35,373	8,703	34,342	0.35
Restructuring/Asset impairment charges	48,973	48,973	9,841	40,702	0.41
Gain on divestiture of business	(4,478)	(4,478)	1,222	(5,700)	(0.06)
Other income, net	—	(5,867)	—	(5,867)	(0.06)
Non-operating pension costs	—	7,465	1,855	5,610	0.06
Net gains from derivatives	(3,771)	(3,771)	(948)	(2,823)	(0.03)
Other adjustments[2]	1,304	1,726	5,635	(4,035)	(0.04)
Total adjustments	104,010	106,030	33,124	82,262	0.83
Adjusted	$272,393	$220,169	$57,751	$238,250	$2.40
Due to rounding, individual items may not sum appropriately.
[1] Operating profit, income before income taxes, and provision for income taxes exclude results related to discontinued operations of $84,442, $83,341, and $20,040, respectively.
[2] Other adjustments includes discrete tax items primarily related to a $4,455 adjustment to deferred taxes from the post-acquisition restructuring of the partitions business.

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Sonoco Reports Second Quarter 2025 Results - Page 23

Adjusted EBITDA[1]
	Six Months Ended
Dollars in thousands	June 29, 2025	June 30, 2024

Net income attributable to Sonoco	$547,852	$155,988
Adjustments:
Interest expense	145,305	60,860
Interest income	(11,751)	(7,113)
Provision for income taxes	269,679	44,667
Depreciation and amortization	250,967	180,045
Non-operating pension costs	6,103	7,465
Net (income)/loss attributable to noncontrolling interests	(164)	236
Restructuring/Asset impairment charges	23,759	50,868
Changes in LIFO inventory reserves	1,755	(987)
Gain on divestiture of business	(619,507)	(4,478)
Acquisition, integration and divestiture-related costs	51,103	27,930
Other income, net	—	(5,867)
Net gains from derivatives	(795)	(3,771)
Other non-GAAP adjustments	1,381	1,124
Adjusted EBITDA	$665,687	$506,967

Net Sales	$3,619,669	$2,587,437
Net sales related to discontinued operations	$320,678	$673,585
1Adjusted EBITDA is calculated on a total Company basis, including both continuing and discontinued operations.
The following tables reconcile segment operating profit, the closest GAAP measure of profitability, to segment adjusted EBITDA.

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Sonoco Reports Second Quarter 2025 Results - Page 24

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Six Months Ended June 29, 2025
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$301,124	$152,355	$25,035	$(175,987)	$302,527
Adjustments:
Depreciation and amortization[1]	101,756	58,171	5,197	86,154	251,278
Other expense[2]	—	—	—	(13,076)	(13,076)
Equity in earnings of affiliates, net of tax	119	4,072	—	—	4,191
Restructuring/Asset impairment charges[3]	—	—	—	23,333	23,333
Changes in LIFO inventory reserves[4]	—	—	—	1,755	1,755
Acquisition, integration and divestiture-related costs[5]	—	—	—	38,427	38,427
Loss on divestiture of business[6]	—	—	—	6,266	6,266
Net gains from derivatives[7]	—	—	—	(795)	(795)
Other non-GAAP adjustments	—	—	—	1,994	1,994
Segment Adjusted EBITDA	$402,999	$214,598	$30,232	$(31,929)	$615,900

Net Sales	$2,293,626	$1,145,948	$180,095
Segment Operating Profit Margin	13.1%	13.3%	13.9%
Segment Adjusted EBITDA Margin	17.6%	18.7%	16.8%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $74,835, the Industrial segment of $10,920, and the All Other group of businesses of $399.
2These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle primarily within the Consumer segment.
3Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $2,709, the Industrial segment of $20,763, and gains associated with the All Other group of businesses of $(27).
4Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $1,755.
5Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $21,209 and the Industrial segment of $431.
6Included in Corporate are net losses on the divestitures of businesses associated with the Industrial segment of $6,266, including a loss of $2,083 from the sale of a recycling facility in Asheville, N.C. and losses totaling $4,183 related to the sale of a production facility in France and the entirety of our business in Venezuela.
7Included in Corporate are net gains from derivatives associated with the Consumer segment of $(76), the Industrial segment of $(688), and the All Other group of businesses of $(31).

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Sonoco Reports Second Quarter 2025 Results - Page 25

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Six Months Ended June 30, 2024
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$132,323	$132,802	$30,990	$(127,732)	$168,383
Adjustments:
Depreciation and amortization[1]	50,129	57,144	6,369	35,373	149,015
Equity in earnings of affiliates, net of tax	47	3,364	—	—	3,411
Restructuring/Asset impairment charges[2]	—	—	—	48,973	48,973
Changes in LIFO inventory reserves[3]	—	—	—	(987)	(987)
Acquisition, integration and divestiture-related costs[4]	—	—	—	27,596	27,596
Gain on divestiture of business[5]	—	—	—	(4,478)	(4,478)
Net gains from derivatives[6]	—	—	—	(3,771)	(3,771)
Other non-GAAP adjustments	—	—	—	1,304	1,304
Segment Adjusted EBITDA	$182,499	$193,310	$37,359	$(23,722)	$389,446

Net Sales	$1,164,721	$1,193,830	$228,886
Segment Operating Profit Margin	11.4%	11.1%	13.5%
Segment Adjusted EBITDA Margin	15.7%	16.2%	16.3%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $22,099, the Industrial segment of $12,862, and the All Other group of businesses of $412.
2Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $14,193, the Industrial segment of $30,340, and the All Other group of businesses of $1,362.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(370) and the Industrial segment of $(617).
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $(281) and the Industrial segment of $871.
5Included in Corporate are gains from the divestiture of businesses, including $(1,250) from the sale of the S3 business, part of the Industrial segment, and $(3,228) from the sale of Protexic, part of the All Other group of businesses.
6Included in Corporate are net gains from derivatives associated with the Consumer segment of $(583), the Industrial segment of $(2,467), and the All Other group of businesses of $(721).

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Sonoco Reports Second Quarter 2025 Results - Page 26

Free Cash Flow

	Six Months Ended
FREE CASH FLOW	June 29, 2025	June 30, 2024

Net cash (used)/provided by operating activities	$(14,653)	$275,489
Purchase of property, plant and equipment, net	(186,393)	(179,361)
Free Cash Flow	$(201,046)	$96,128